United States
Securities And Exchange Commission
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2012

Indiana Community Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 20, 2012, Indiana Community Bancorp (the “Registrant”) issued a press release announcing that the S-4 Registration Statement relating to its pending merger (“Merger”) with Old National Bancorp pursuant to its Agreement and Plan of Merger with Old National Bancorp dated January 24, 2012 (the “Merger Agreement”) was declared effective by the Securities and Exchange Commission on June 20, 2012.

The Registrant also announced a change in the last publicly announced Exchange Ratio relating to consideration to be paid to Registrant’s shareholders in the Merger.  As previously announced, under the terms of the Merger Agreement, the Registrant’s shareholders will receive 1.90 shares of Old National Bancorp common stock for each share of Company common stock held by them (the “Exchange Ratio”).  As provided in the Merger Agreement, the Exchange Ratio is subject to certain adjustments (calculated prior to closing) under circumstances where the consolidated shareholders’ equity of the Registrant is below a specified amount, the loan delinquencies of the Registrant exceed a specified amount, or the credit mark for certain “Special Loans” of the Registrant (as defined in the Merger Agreement) falls outside a specified range.  The Registrant had previously announced that if the Exchange Ratio adjustments had been measured as of March 31, 2012, the Exchange Ratio would have been 1.8241 shares of Old National Bancorp common stock for each share of Indiana Community Bancorp common stock.  The Registrant has announced today that if the exchange ratio had been measured on May 31, 2012, including additional changes to the credit mark for Special Loans (as defined in the Merger Agreement) for information (such as appraisals, loan sales and refinancings) through June 18, 2012, the Exchange Ratio would be 1.9 shares of Old National Bancorp common stock for each share of Indiana Community Bancorp common stock.  The Exchange Ratio remains subject to possible future adjustments based on changes in the Registrant’s shareholders’ equity, delinquent loan or credit mark levels prior to the closing of the Merger.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 20, 2012	Indiana Community Bancorp

	By:	/s/ Mark T. Gorski
Mark T. Gorski
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 20, 2012